Exhibit 3.41

CERTIFICATE OF INCORPORATION

OF

WINDROCK, INC.

The undersigned, in order to form a corporation pursuant to the Tennessee Business Corporation Act, hereby adopts the following charter for the above listed corporation:

1. The name of the corporation is:

WINDROCK, INC.

2. The number of shares that the corporation is authorized to issue is as follows: 2,000 shares of common stock without par value.

3. (a) The complete street address (including Zip Code) of the corporation’s initial registered office is:

835 Innovation DriveKnoxville, TN 37932 (Knox County).

    (b) The name of its initial registered agent at the office listed above is: Ronnie D. Moore.

4. The name and address (including Zip Code) of the Incorporator is:

Ronnie D. Moore

835 Innovation Drive

Knoxville, TN 37932

5. The complete address (including Zip Code) of the corporation’s principal office is: 835 Innovation Drive, Knoxville, TN 37932.

6. The corporation is for profit. The names of the initial directors are: James F. Kirkpatrick, Jr., Ronnie D. Moore, Kenneth R. Piety, and Ronald Canada.

7. No director may be sued by the corporation or its shareholders for breach of their fiduciary duty to the corporation, provided, however, that this provision shall not absolve a director from a breach of their duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for distributions in violation of TCA § 48-18-304.

8. The corporation elects to have preemptive rights as described in TCA § 48-16-301(b).

9. The corporation will indemnify its directors, officers, employees and agents to the maximum extent permitted by §§ 48-18-501 through 48-18-507, inclusive, of Tennessee Code Annotated.

10. No fractional shares of the corporation will be issued or transferred on the records of the corporation.

Dated at Knoxville, Tennessee, this 15th day of December, 1989.

/s/ Ronnie D. Moore
Ronnie D. Moore
Incorporator

ARTICLES OF AMENDMENT

TO THE CHARTER OF

WINDROCK, INC.

TO THE TENNESSEE SECRETARY OF STATE:

Pursuant to the provisions of § 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Charter.

1. The name of the corporation is Windrock, Inc.

2. The text of the Amendment adopted is as follows:

“The number of shares that the corporation is authorized to issue is as follows:

100,000 shares of common stock without par value.”

3. The Amendment was duly adopted by joint resolution of the Board of Directors and Shareholders at a specially called meeting on August 5, 1996.

DATED this 8th day of August, 1996.

WINDROCK, INC.

/s/ William A. Griffith
William A. Griffith, Secretary